Exhibit 10.17

Rules of the Mereo BioPharma Group

plc Share Option Scheme for Non-

Executive Directors

Approved by the board of directors of Mereo

BioPharma Group plc on 20 March 2018

Expiry date: 20 March 2028

Rules of the Mereo BioPharma Group plc Share Option Scheme for Non-Executive Directors

CONTENTS

THE MEREO BIOPHARMA GROUP PLC SHARE OPTION SCHEME FOR NON-EXECUTIVE DIRECTORS		3

1.	DEFINITIONS AND INTERPRETATION	3

2.	GRANT OF OPTIONS	4

3.	RESTRICTIONS ON TRANSFER AND BANKRUPTCY	5

4.	VESTING AND EXERCISE	5

5.	TAXATION AND REGULATORY ISSUES	5

6.	CASH EQUIVALENT	5

7.	CESSATION OF OFFICE	6

8.	CORPORATE EVENTS	7

9.	ADJUSTMENTS	8

10.	AMENDMENTS	8

11.	LEGAL ENTITLEMENT	9

12.	GENERAL	9

Rules of the Mereo BioPharma Group plc Share Option Scheme for Non-Executive Directors

THE MEREO BIOPHARMA GROUP PLC SHARE OPTION SCHEME FOR NON-EXECUTIVE DIRECTORS

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Scheme, unless otherwise stated, the words and expressions below have the following meanings:

“AIM”	the Alternative Investment Market of the London Stock Exchange;

“AIM Rules”	the rules of AIM, as amended from time to time;

“Board”	subject to rule 8.8, the board of directors of the Company or any duly authorised committee of the board;

“Company”	Mereo BioPharma Group plc registered in England and Wales under number 9481161;

“Control”	the meaning given by section 995 of the Income Tax Act 2007;

“Dealing Day”	any day on which the London Stock Exchange is open for business;

“Dealing Restrictions”	restrictions imposed by the Company’s share dealing code, the AIM Rules or any applicable laws or regulations which impose restrictions on share dealing;

“Eligible Director”	a non-executive director of the Company;

“Exercise Period”	the period during which an Option may be exercised, which will be determined by the Board at the Grant Date, ending no later than the tenth anniversary of the Grant Date;

“Exercise Price”	the price per Share payable to exercise an Option as determined by the Board in accordance with rule 2.5, as adjusted from time to time in accordance with the rules of the Scheme;

“Grant Date”	the date on which an Option is granted;

“Group Member”	the Company, any Subsidiary of the Company, any company which is (within the meaning of section 1159 of the Companies Act 2006) the Company’s holding company or a Subsidiary of the Company’s holding company or, if the Board so determines, any body corporate in relation to which the Company is able to exercise at least 20% of the equity voting rights and “Group” will be construed accordingly;

“Internal Reorganisation”	where immediately after a change of Control of the Company, all or substantially all of the issued share capital of the acquiring company is owned directly or indirectly by the persons who were shareholders in the Company immediately before the change of Control;

“Market Value”	the market value as determined by the Board on the relevant date;

“Normal Vesting Date”	the date on which the Board determines, on or prior to the Grant Date that an Option will normally Vest, or to the extent that the Option is

Rules of the Mereo BioPharma Group plc Share Option Scheme for Non-Executive Directors

subject to a Vesting Schedule, the date determined by the Board on or prior to the Grant Date for the relevant tranche of the Option as set out in the Vesting Schedule;

“Option”	a right to acquire Shares in accordance with the rules of the Scheme during an Exercise Period;

“Participant”	any person who holds an Option or following his death, his personal representatives;

“Scheme”	the Mereo BioPharma Group Plc Share Option Scheme for Non-Executive Directors in its present form or as from time to time amended;

“Share”	a fully paid ordinary share in the capital of the Company or an American Depository Share representing such a share or a number of such shares;

“Subsidiary”	the meaning given by section 1159 of the Companies Act 2006;

“Tax Liability”	any tax or social security contributions liability in connection with an Option for which the Participant is liable and for which any Group Member or former Group Member is obliged to account to any relevant authority;

“Vest”	the point at which an Option becomes exerciseable, and “Vested” and “Vesting” will be construed accordingly; and

“Vesting Schedule”	in relation to an Option that is divided into tranches, the series of Normal Vesting Dates on which the Board determines on the Grant Date that those tranches will usually normally Vest.

1.2	References in the Scheme to:

1.2.1	any statutory provisions are to those provisions as amended or re-enacted from time to time;

1.2.2	the singular include the plural and vice versa; and

1.2.3	the masculine include the feminine and vice versa.

1.3	Headings do not form part of the Scheme.

2.	GRANT OF OPTIONS

2.1	Subject to rule 2.2, the Board may grant an Option to an Eligible Director in its discretion subject to the rules of the Scheme and upon such additional terms as the Board may determine.

2.2	The grant of an Option will be subject to obtaining any approval or consent required by AIM (or other relevant authority), any Dealing Restrictions and any other applicable laws or regulations (whether in the UK or overseas).

2.3	Options must be granted by deed and, as soon as practicable after the Grant Date, Participants must be notified of the terms of their Option.

2.4	No Option may be granted under the Scheme after the tenth anniversary of its adoption by the Board.

Rules of the Mereo BioPharma Group plc Share Option Scheme for Non-Executive Directors

2.5	On the grant of an Option, the Board will determine the Exercise Price which applies to that Option which may not be less than the greater of:

2.5.1	the Market Value of a Share on the Grant Date; and

2.5.2	if the Shares are to be subscribed, the nominal value of a Share.

2.6	The Exercise Price applying to an Option may be adjusted in accordance with rule 9.

3.	RESTRICTIONS ON TRANSFER AND BANKRUPTCY

3.1	Unless the Board determines otherwise, an Option must not be transferred, assigned, charged or otherwise disposed of in any way (except in the event of the Participant’s death, to his personal representatives) and will lapse immediately on any attempt to do so.

3.2	An Option will lapse immediately if the Participant is declared bankrupt, or if the Participant is outside the UK, any analogous event occurs.

4.	VESTING AND EXERCISE

4.1	Subject to rules 5, 7 and 8, an Option will Vest:

4.1.1	on the Normal Vesting Date; or

4.1.2	if on the Normal Vesting Date (or on any other date on which an Option is due to Vest under rule 7 or 8) a Dealing Restriction applies to the Option, on the date on which such Dealing Restriction lifts; and

4.1.3	an Option may then be exercised during the Exercise Period, after which time it will lapse.

4.2	Subject to rules 5 and 6, an Option may be exercised pursuant to this rule 4 or rules 7 and 8 in such form and manner as the Board may determine, provided that exercise of an Option will not take effect until the Company receives:

4.2.1	notice of exercise of the Option; and

4.2.2	payment of the aggregate Exercise Price (or an undertaking to pay that amount).

4.3	Subject to rules 5 and 6, where an Option has been exercised, the number of Shares in respect of which it has been exercised will be issued (or where rule 5 applies the cash amount paid) to the Participant as soon as reasonably practicable thereafter. No Shares may be acquired in the market or transferred from treasury to satisfy Options under the Scheme

5.	TAXATION AND REGULATORY ISSUES

5.1	A Participant will be responsible for and indemnifies each relevant Group Member against any Tax Liability relating to his Option. Any Group Member may withhold an amount equal to such Tax Liability from any amounts due to the Participant (to the extent such withholding is lawful) and/or make any other arrangements as it considers appropriate to ensure recovery of such Tax Liability including, without limitation, the sale of sufficient Shares acquired subject to the Option to realise an amount equal to the Tax Liability.

5.2	The exercise of an Option and the issue of Shares under the Scheme will be subject to obtaining any approval or consent required by AIM (or other relevant authority), any Dealing Restrictions, or any other applicable laws or regulations (whether in the UK or overseas).

6.	CASH EQUIVALENT

6.1	Subject to rule 8.5, at any time prior to the date on which Shares in respect of which an Option has been exercised have been issued to a Participant, the Board may determine that, in substitution for his right to acquire some or all of the Shares to which his Option relates, the Participant will instead receive a cash sum in accordance with rule 6.2.

Rules of the Mereo BioPharma Group plc Share Option Scheme for Non-Executive Directors

6.2	A cash sum to which a Participant becomes entitled under this rule 6.2 will be equal to the Market Value of that number of the Shares which would otherwise have been issued, less the aggregate Exercise Price payable in respect of the exercise of the Option in relation to those Shares and for these purposes:

6.2.1	Market Value will be determined on the date of exercise; and

6.2.2	the cash sum will be paid to the Participant as soon as reasonably practicable after exercise of the Option, net of any deductions (including, but not limited to, any Tax Liability or similar liabilities) as may be required by law.

6.3	Any Exercise Price paid by a Participant will be refunded to him to the extent an Option he has exercised is settled by a payment of cash in accordance with rule 6.2.

6.4	The Board may determine that this rule 6 will not apply to an Option, or any part of it.

7.	CESSATION OF OFFICE

Bad leavers

7.1	If a Participant ceases to hold office with the Company as a result of the termination of his appointment for gross misconduct, any Option that he holds (whether or not Vested) will lapse at that time.

Good leavers

7.2	If a Participant ceases to hold office with the Company for any reason other than as a result of the termination of his appointment for gross misconduct:

7.2.1	to the extent that his Option has Vested on the date of such cessation, it will be exercisable from the date of cessation in accordance with rule 7.3; and

7.2.2	to the extent that his Option has not Vested on the date of such cessation, it will become exercisable on the Normal Vesting Date (unless the Board determines that it will be exercisable on the date of cessation) in accordance with rule 7.3 to the extent determined by the Board (taking into account the period of time that has elapsed from the Grant Date to the date of cessation, unless the Board determines otherwise).

To the extent that an Option does not Vest, the remainder will lapse immediately.

7.3	An Option may, subject to rule 8, then be exercised for a period of six months or, in the case of the Participant’s death, 12 months (or such other period as the Board may determine) from the date of cessation (where rule 7.2.1 applies or where the Board has determined that it will be exercisable on the date of cessation pursuant to rule 7.2.2) or the Normal Vesting Date (where rule 7.2.2 applies) after which time it will lapse.

7.4	For the purposes of the Scheme, no person will be treated as ceasing to hold office with the Company, if immediately after such cessation, he is an employee or an executive director of any a Group Member, in which case he will only be treated as ceasing to hold office with the Company pursuant to this rule 7 when he no longer holds:

7.4.1	any office or employment; or

7.4.2	a right to return to work

With any Group Member.

Rules of the Mereo BioPharma Group plc Share Option Scheme for Non-Executive Directors

8.	CORPORATE EVENTS

8.1	Where any of the events described in rule 8.3 occur, then subject to rules 8.5 and 8.7, all Options which have not yet Vested will Vest in accordance with rule 8.2 at the time of such event. Options (whether Vested pursuant to this rule or otherwise) will be exercisable for one month (or such longer period as the Board may determine, not exceeding six months) from the date of the relevant event, after which time all Options will lapse.

8.2	The number of Shares in respect of which the Option Vests pursuant to rule 8.1 will be determined by the Board and unless the Board determines otherwise, will take into account the period of time that has elapsed from the Grant Date to the date of the relevant event. To the extent that an Option does not Vest in full or is not exchanged in accordance with rules 8.5 and 8.7, the remainder will lapse immediately.

8.3	The events referred to in rule 8.1 are:

General offer

8.3.1	If any person (either alone or together with any person acting in concert with him):

i.	obtains Control of the Company as a result of making a general offer to acquire Shares; or

ii.	already having Control of the Company, makes an offer to acquire all of the Shares other than those which are already owned by him and such offer becomes wholly unconditional.

Scheme of arrangement

8.3.2	A compromise or arrangement in accordance with section 899 of the Companies Act 2006 (or any similar legislation or rules in a jurisdiction outside the United Kingdom) for the purposes of a change of Control of the Company which is sanctioned by the Court.

Winding-up

8.3.3	On the passing of a resolution for the voluntary winding-up or the making of an order for the compulsory winding up of the Company, the Board will determine:

i.	whether and to what extent Options which have not yet Vested will Vest, unless the Board determines otherwise, taking into account the period of time from the Grant Date to the date of the relevant event; and

ii.	the period during which a Vested Option may be exercised, after which time it will lapse.

To the extent that an Option does not Vest, it will lapse immediately.

Other events

8.4	If the Company is or may be affected by a demerger, delisting, special dividend or other event which, in the opinion of the Board, may affect the current or future value of Shares the Board may determine:

8.4.1	whether and to what extent Options which have not yet Vested will Vest, unless the Board determines otherwise, taking into account the period of time from the Grant Date to the date of the relevant event; and

8.4.2	the period of time during which any Vested Option may be exercised, after which time it will lapse.

To the extent that an Option does not Vest it will lapse immediately.

Exchange – unvested Options

Rules of the Mereo BioPharma Group plc Share Option Scheme for Non-Executive Directors

8.5	An unvested Option will not Vest under rule 8.1 but will be exchanged on the terms set out in rule 8.7 to the extent that:

8.5.1	an offer to exchange the Option is made and accepted by a Participant; or

8.5.2	there is an Internal Reorganisation.

Exchange – Vested Options

8.6	Where there is an Internal Reorganisation, unless the Board determines otherwise, a Vested Option will not lapse under rule 8.1 but will be exchanged on the terms set out in rule 8.7.

Exchange terms

8.7	If this rule 8.7 applies, the Option will be released in consideration of the grant of a new option (“New Option”) which, in the opinion of the Board, is equivalent to the Option, but relates to shares in a different company (whether the acquiring company or a different company). Unless the Board determines otherwise, the rules of this Scheme will be construed in relation to the New Option as if:

8.7.1	the New Option were an Option granted under the Scheme at the same time as the Option;

8.7.2	references to the Company were references to the company whose shares are subject to the New Option; and

8.7.3	references to Shares were references to shares in the company whose shares are subject to the New Option.

Meaning of Board

8.8	Any reference to the Board in this rule 8 means the members of the Board immediately prior to the relevant event.

9.	ADJUSTMENTS

9.1	The number of Shares subject to an Option and/or the Exercise Price may be adjusted in such manner as the Board determines, in the event of:

9.1.1	any variation of the share capital of the Company; or

9.1.2	a demerger, delisting, special dividend, rights issue or other event which may, in the Board’s opinion, affect the current or future value of Shares.

10.	AMENDMENTS

10.1	Except as described in this rule 10 the Board may at any time amend the rules of the Scheme.

10.2	No amendment to the material disadvantage of existing rights of Participants will be made under rule 12.1 unless:

10.2.1	every Participant who may be affected by such amendment has been invited to indicate whether or not he approves the amendment; and

10.2.2	the amendment is approved by a majority of those Participants who have so indicated.

Rules of the Mereo BioPharma Group plc Share Option Scheme for Non-Executive Directors

11.	LEGAL ENTITLEMENT

11.1	Nothing in the Scheme or its operation forms part of the terms on which a Participant holds office with the Company and participation in the Scheme does not create any right for any Participant to continue to hold such office.

11.2	The grant of any Option to a Participant does not create any right for that Participant to be granted any further Options or to be granted Options on any particular terms, including the number of Shares to which Options relate.

11.3	By Participating in the Scheme, a Participant waives all rights to compensation for any loss in relation to the Scheme, including:

11.3.1	any loss or reduction of any rights or expectations under the Scheme in any circumstances or for any reason (including termination of the Participant’s office);

11.3.2	any exercise of a discretion or a decision taken in relation to an Option or to the Scheme, or any failure to exercise a discretion or take a decision; and

11.3.3	the operation, suspension, termination or amendment of the Scheme.

12.	GENERAL

12.1	The Scheme will terminate upon the date stated in rule 2.4, or at any earlier time by the passing of a resolution by the Board or an ordinary resolution of the Company in general meeting. Termination of the Scheme will be without prejudice to the existing rights of Participants.

12.2	Shares issued under the Scheme will rank equally in all respects with the Shares then in issue, except that they will not rank for any voting, dividend or other rights attaching to Shares by reference to a record date preceding the date of issue.

12.3	By participating in the Scheme, Participants resident outside of the European Economic Area consent to the collection, holding, processing and transfer of his personal data by any Group Member or any third party for all purposes relating to the operation of the Scheme, including but not limited to, the administration and maintenance of Participant records, providing information to future purchasers of the Company or any business in which the Participant works and to the transfer of information about the Participant to a country or territory outside the European Economic Area or elsewhere.

12.4	The Scheme will be administered by the Board. The Board will have full authority, consistent with the Scheme, to administer the Scheme, including authority to interpret and construe any provision of the Scheme and to adopt regulations for administering the Scheme. Decisions of the Board will be final and binding on all parties.

12.5	Any notice or other communication in connection with the Scheme may be delivered personally or sent by electronic means or post, in the case of a company to its registered office (for the attention of the company secretary), and in the case of an individual to his last known address, or, where he is a director of the Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office. Where a notice or other communication is given by post, it will be deemed to have been received 72 hours after it was put into the post properly addressed and stamped, and if by electronic means, when the sender receives electronic confirmation of delivery or if not available, 24 hours after sending the notice.

12.6	No third party will have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Scheme (without prejudice to any right of a third party which exists other than under that Act).

12.7	These rules will be governed by and construed in accordance with the laws of England and Wales. Any person referred to in this Scheme submits to the exclusive jurisdiction of the Courts of England and Wales.

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[“Initial NED Options”]

THE MEREO BIOPHARMA GROUP PLC SHARE OPTION SCHEME FOR NON-EXECUTIVE DIRECTORS

(THE “NED SCHEME”)

GLOBAL DEED OF GRANT

On the date of this deed (“Grant Date”), Mereo BioPharma Group Plc (the “Company”) hereby grants options (“NED Options”) over such number of ordinary shares in the Company (“Shares”) as specified in the Appendix, to the individuals (“Participants”) named therein, subject to the rules of the NED Scheme and the terms of this deed.

Unless otherwise defined, capitalised terms used in this deed have the same meaning as in the rules of the NED Scheme.

TERMS OF THE NED OPTIONS

Subject to the rules of the NED Scheme, the following Vesting Schedule will apply to the NED Options (each vesting date a “Normal Vesting Date”):

a)	one-third of the Shares subject to the NED Option, rounding down to the nearest whole Share will Vest on the first anniversary of the Grant Date;

b)	1/36th of the Shares subject to the NED Option, rounding down to the nearest whole Share will Vest each month following the first anniversary of the Grant Date for 23 months; and

c)	the remaining Shares subject to the NED Option will Vest on the third anniversary of the Grant Date.

Each tranche of the NED Option will normally then be exercisable from the relevant Normal Vesting Date until the tenth anniversary of the Grant Date after which, subject to the rules of the NED Scheme, the NED Option will lapse.

The NED Option is personal to the Participant and is not transferable except as permitted by the rules of the NED Scheme. Subject to the rules of the NED Scheme, Shares in respect of a NED Option which has been exercised will be delivered to the Participant as soon as reasonably practicable thereafter, subject to payment of any Tax Liability relating to the NED Option.

Executed as a deed on [Insert date] by

Mereo BioPharma Group Pic

acting by [Name] a director,

[Name]
in the presence of:

[“Initial NED Options”]

[SIGNATURE OF WITNESS]

[NAME, ADDRESS AND OCCUPATION OF WITNESS]

[“Initial NED Options”]

Appendix

Name of Participant	Number of Shares subject to NED Option
[ ● ]	[ ● ]

[ ● ]	[ ● ]

[ ● ]	[ ● ]

[ ● ]	[ ● ]

[“Initial NED Options”]

MEREO BIOPHARMA GROUP PLC SHARE OPTION SCHEME

FOR NON-EXECUTIVE DIRECTORS (THE “NED SCHEME”)

NED OPTION CERTIFICATE

This is to certify that on [ ● ] 2018 (the “Grant Date”), [name] (the “Participant”) was granted an option (“NED Option”) under the rules of the NED Scheme over [ ● ] ordinary shares in Mereo BioPharma Group plc (“Shares”).

Subject to the rules of the NED Scheme, the following Vesting Schedule will apply to the NED Option (each vesting date a “Normal Vesting Date”):

a)	one-third of the Shares subject to the NED Option, rounding down to the nearest whole Share will Vest on the first anniversary of the Grant Date;

b)	1/36th of the Shares subject to the NED Option, rounding down to the nearest whole Share will Vest each month following the first anniversary of the Grant Date for 23 months; and

c)	the remaining Shares subject to the NED Option will Vest on the third anniversary of the Grant Date.

Each tranche of the NED Option will normally then be exercisable from the relevant Normal Vesting Date until the tenth anniversary of the Grant Date after which, subject to the rules of the NED Scheme, the NED Option will lapse.

The NED Option is personal to the Participant and is not transferable except as permitted by the rules of the NED Scheme. Subject to the rules of the NED Scheme, Shares in respect of a NED Option which has been exercised will be delivered to the Participant as soon as reasonably practicable thereafter, subject to payment of any Tax Liability relating to the NED Option.

Unless otherwise defined, capitalised terms used in this Option Certificate have the same meaning as in the rules of the NED Scheme. In the event of a conflict with this Option Certificate, the rules of the NED Scheme prevail.

PLEASE KEEP THIS CERTIFICATE IN A SAFE PLACE

[“On-going NED Options”]

THE MEREO BIOPHARMA GROUP PLC SHARE OPTION SCHEME FOR NON-EXECUTIVE DIRECTORS

(THE “NED SCHEME”)

GLOBAL DEED OF GRANT

On the date of this deed (“Grant Date”), Mereo BioPharma Group Plc (the “Company”) hereby grants options (“NED Options”) over such number of ordinary shares in the Company (“Shares”) as specified in the Appendix, to the individuals (“Participants”) named therein, subject to the rules of the NED Scheme and the terms of this deed.

Unless otherwise defined, capitalised terms used in this deed have the same meaning as in the rules of the NED Scheme.

TERMS OF THE NED OPTIONS

Subject to the rules of the NED Scheme, the following Vesting Schedule will apply to the NED Options (each vesting date a “Normal Vesting Date”):

a)	1/12th of the Shares subject to the NED Option, rounding down to the nearest whole Share will Vest each month following the Grant Date for 11 months; and

b)	the remaining Shares subject to the NED Option will Vest on the first anniversary of the Grant Date.

Each tranche of the NED Option will normally then be exercisable from the relevant Normal Vesting Date until the tenth anniversary of the Grant Date after which, subject to the rules of the NED Scheme, the NED Option will lapse.

The NED Option is personal to the Participant and is not transferable except as permitted by the rules of the NED Scheme. Subject to the rules of the NED Scheme, Shares in respect of a NED Option which has been exercised will be delivered to the Participant as soon as reasonably practicable thereafter, subject to payment of any Tax Liability relating to the NED Option.

Executed as a deed on [Insert date] by

Mereo BioPharma Group Plc

acting by [Name] a director,

[Name]
in the presence of:

[SIGNATURE OF WITNESS]

[“On-going NED Options”]

[NAME, ADDRESS AND OCCUPATION OF WITNESS]

[“On-going NED Options”]

Appendix

Name of Participant	Number of Shares subject to NED Option
[ ● ]	[ ● ]

[ ● ]	[ ● ]

[ ● ]	[ ● ]

[ ● ]	[ ● ]

[“On-going NED Options”]

MEREO BIOPHARMA GROUP PLC SHARE OPTION SCHEME

FOR NON-EXECUTIVE DIRECTORS (THE “NED SCHEME”)

NED OPTION CERTIFICATE

This is to certify that on [ ● ] 2018 (the “Grant Date”), [name] (the “Participant”) was granted an option (“NED Option”) under the rules of the NED Scheme over [ ● ] ordinary shares in Mereo BioPharma Group plc (“Shares”).

Subject to the rules of the NED Scheme, the following Vesting Schedule will apply to the NED Option (each vesting date a “Normal Vesting Date”):

a)	1/12th of the Shares subject to the NED Option, rounding down to the nearest whole Share will Vest each month following the Grant Date for 11 months; and

b)	the remaining Shares subject to the NED Option will Vest on the first anniversary of the Grant Date.

Each tranche of the NED Option will normally then be exercisable from the relevant Normal Vesting Date until the tenth anniversary of the Grant Date after which, subject to the rules of the NED Scheme, the NED Option will lapse.

The NED Option is personal to the Participant and is not transferable except as permitted by the rules of the NED Scheme. Subject to the rules of the NED Scheme, Shares in respect of a NED Option which has been exercised will be delivered to the Participant as soon as reasonably practicable thereafter, subject to payment of any Tax Liability relating to the NED Option.

Unless otherwise defined, capitalised terms used in this Option Certificate have the same meaning as in the rules of the NED Scheme. In the event of a conflict with this Option Certificate, the rules of the NED Scheme prevail.

PLEASE KEEP THIS CERTIFICATE IN A SAFE PLACE